ECHARGE(TM) CORPORATION
                           MERCHANT SERVICES AGREEMENT
                          Proprietary and Confidential

This Agreement is entered into as of this ____th day of __________, 199__ (the "Effective Date") by and between eCHARGE(TM) Corporation (hereinafter referred to as "eCHARGE(TM)"), a Washington based corporation with a place of business at Suite 745, 500 Union Street, Seattle, WA, 98101, and Suite 401, 1770 West 7th Street, Vancouver, BC, V614Y6, and

Merchant  Name:      Nettaxi Online Communities, Inc.

Street  Address:     2165  S.  Bascom  Ave.,  Campbell,  CA  95008

Mailing/Billing  Address:  _______________________________________

Federal  Tax  ID  Number  (Social  Security  Number)___________________

Contact:     _____________________________________________

Telephone:     ____________________     Fax:__________________________

Program  Name:     ________________     Program  Start  Date:___________

eCHARGE(TM) and Merchant hereby agree that the following terms and conditions apply to the services specified herein and in any Exhibit(s) or Amendments(s) attached hereto, or as may be mutually agreed upon in writing at some future date. This Agreement shall not be effective until executed by the Merchant and accepted by eCHARGE(TM) at its principal place of business. This Agreement will be binding upon the successors, assignees and legal representatives of the parties. The terms of this Agreement and the Program it authorizes are subject to all applicable state, local and federal laws, and the rules of the CARRIER.

1.     SERVICES

eCHARGE(TM) agrees to provide to Merchant those services specified on the attached Exhibit BB (the "Services"). The parties acknowledge that Merchant intends to use the Services in connection with its information offerings, web pages and programs (the Program"(s)).

2.     PRICING

eCHARGE(TM) shall perform the Services for the prices described on attached Exhibit A. eCHARGE(TM) reserves the right to pass on any price increases from the CARRIER, including but not limited to line fees, transport charges, and billing and collection fees. In addition, upon thirty (30) days notice, the prices set forth on Exhibit A may be adjusted by eCHARGE(TM) to the then standard of eCHARGE(TM) rates.

3.     TERM

The term of this Agreement shall be for a period of ____ months ("Primary Term") from the Effective Date. Following completion of the Primary Term, this Agreement will be extended automatically indefinitely until written notice of termination is received by either party at least thirty (30) days in advance of the effective date of termination. The term of this Agreement shall be a minimum of ninety (90) days after the starting date of program. Subject to completion of the ninety (90) day minimum period, this Agreement or any Program Scheduled hereto, may be terminated according to the terms set out in Section 6 (Termination).

THIS AGREEMENT SHALL NOT BE EFFECTIVE UNTIL EXECUTED BY THE CUSTOMER AND ACCEPTED BY AN AUTHORIZED REPRESENTATIVE OF eCHARGE(TM) .

eCHARGE(TM)  Corporation

By:______________________________________________
               Authorized  Signature

MERCHANT
_________________________________________________

By:______________________________________________

Name  (Print):____________________________________

(Title)      ____________________________________

                                 1.  DEFINITIONS

A. Definitions: For purposes of thus document, "eCHARGE(TM)" shall be deemed to include eCHARGE(TM) Corporation, its subsidiaries, and their affiliates and the directors, officers, employees, agents, representative, subcontractors and suppliers of all of them, and "damages" shall be doomed to refer collectively to all injury, loss or expenses incurred.

In addition to the terms defined in the Agreement(s), the following terms will have the meanings set forth below:

The words "eCHARGE(TM)", "we", "our", and "as" mean eCHARGE(TM)" Corporation and the words "you" and "your" mean the Merchant and its employees and Agents, if any.

Billing Month-Each billing cycle, consisting of approximately 30 days and ending on the last Friday of each month, used by eCHARGE(TM) to bill its Subscribers for the Service.


                                  2.  AGREEMENT

A. Billing Services: eCHARGE(TM) will secure bill processing, bill rendering, inquiry, collection and remittance services ("Billing Services") for all numbers from the CARRIER of choice. This Agreement is expressly contingent upon the ability of the CARRIER to secure necessary Billing Services from Local Exchange CARRIER, ("LECs"), eCHARGE(TM) has no control over the CARRIER's ability or willingness to provide call detail information.

B.     Intellectual  Property:

i. General. All right, title and interest in and to any original works of authorship, inventories, discoveries, patents, ideas, concepts or any improvements relating to the Program(s) or Services which are created by or conceived, first reduced to practice, made or developed by eCHARGE(TM) prior to the Effective Date or in anticipation of, in the course of or as a result of design and development work pursuant to this Agreement, including without limitations any source code (collectively, the "Intellectual Property"), shall be solely owned by eCHARGE(TM). Source code. In any application in which eCHARGE(TM) develops the programming, unless otherwise agreed in writing, eCHARGE(TM) is the sole owner of the Source code.

ii. Trademarks. Neither party shall publish or use or change the other party's names, logos, trademarks or service marks (collectively, "Marks") in any manner inconsistent with the functional use of the eCHARGE(TM) application without mutual prior written consent. Merchant agrees to prominently display the eCHARGE(TM) "ICON" and other materials provided while this Agreement is in effect or until notified by eCHARGE(TM) it cease its display or use.

iii. Restriction on Use and Disclosure. All documentation regarding Intellectual Property, technical information, software, confidential business information or other materials, in written form and clearly marked as "proprietary" or "Confidential" ("Proprietary Information"), furnished by either party in connection with this Agreement and all copies of such Proprietary Information shall remain the property of the disclosing party and shall be held in confidence and safeguarded by the receiving party.

C. Telephone Numbers: Merchant shall not have ownership of the telephone number(s) assigned in connection with the Program(s).

D. Tariffed Services: Merchant's use of the Services is subject to any and all tariff provisions related to said Services, to the extend that the Services are tariffed. Charges under this Agreement will not be abated or refunded in the event of outages or degradation in tariffed services, and charges for tariffed services will not be abated or refunded in the event of delay or failure of performance of this Agreement.

E. Merchant Obligations: Payment of any amounts billed for CARRIER charges, service bureau fees, Billing Services, taxes, etc. Which are in excess of the monthly CARRIER remittance for a dedicated 900 or other number, shall be paid by the Merchant no later than the 20th day after the invoice date. In the event payment is not received by the 20th day after the invoice date, then eCHARGE(TM) may, in its discretion and without notice, require the placement of a deposit to secure future payment, disconnect the Service, or undertake any action necessary to secure payment in full. Late payments will be charged a $15 late fee, and shall accrue interest at the rate of 1.5% per month (18% per annum) or the maximum amount allowed by law. Merchant will be liable to eCHARGE(TM) for any collection or attorney feels that are incurred in the event action is taken by eCHARGE(TM) to collect any past due balance.

F. "900" or other Number Services: Under all applications, eCHARGE(TM) accepts remittance payment directly from the network provider (the "CARRIER"). The following provisions apply on all applications:

i. The CARRIER will bill the Merchant's customers ("Callers") for the charges associated with the Program(s).

ii. The CARRIER will make payments to eCHARGE(TM) . These payments are established in an agreement between the CARRIER and eCHARGE(TM) and are, in essence, the charges collected from Callers less the Carrier's charges for network service including taxes, any adjustments resulting from Caller inquiry, the billing fee of the CARRIER, including taxes and any applicable billing surcharges, and any other charges ("Net Carrier Payments").

iii. The CARRIER reserves the rights to remove from a Caller's bill any amounts associated with the Services that a Caller disputes or refuses to pay. Where amounts have been removed the Caller's bill, Merchant will remain obligated to eCHARGE(TM) and will be billed eCHARGE(TM)'s service bureau fees for the respective call, as well any billing, transport or other related charges for network services and services features that eCHARGE(TM) may incur.

iv. eCHARGE(TM) may establish a reserve fund subsequent billing adjustments through a "Merchant Reserve Program" (MRP) from _________ to Merchant. eCHARGE(TM) may require Merchant to deposit funds for this purpose as security. In the event there is less than six months history of Merchant billings, the Holdback MRP will generally be fifteen percent (15%) of the gross premiums charged to callers. If Merchant breaches this agreement, eCHARGE(TM) reserves the right to offset against the MRP Holdback any damages sustained by eCHARGE(TM) as a result of the Merchant's breach, provided, however, that such an offset shall not limit eCHARGE(TM)'s other remedies for breach of this Agreement by Merchant. eCHARGE(TM) will not be liable to Merchant for any losses or damages resulting from any charge back or collection of any charge back or other amounts due under this agreement.

v. Merchant agrees to grant eCHARGE(TM) a security interest in all receivables, and any other Merchant property maintained or in eCHARGE(TM) possession as security for the performance of Merchant obligations and our right of charge back under this Agreement.

vi. The Net CARRIER Payments shall further be adjusted by eCHARGE(TM) by the service charges set forth herein and by the MRP Holdback(s). Remittance of the new payment after service charges and MRP Holdback(s) will be made by eCHARGE(TM) to Merchant within fifteen (15) days after receipt by eCHARGE(TM) of payment from CARRIER.

vii. The CARRIER may implement a chargeback and refund system wherein chargebacks of payments made to eCHARGE(TM) and Merchant will occur if the Caller(s) do not pay, either by denying all knowledge of the call or for other reasons. All chargebacks will be for the account and responsibility of the Merchant. Such chargebacks will be satisfied out of current revenue amounts and, if necessary, the MRP Holdback account will be charged. In the event that these totals do not satisfy the chargeback liability, Merchant agrees to pay all CARRIER documented chargebacks until liability is satisfied. This obligation survives termination of the Agreement. eCHARGE(TM) will provide to Merchant any refund reports which are received from the CARRIER.

viii. eCHARGE(TM) reserves the right to modify the amount of the MRP Holdback in its sole discretion. In addition eCHARGE(TM), may establish additional reserves. Upon termination of this Agreement, eCHARGE(TM) will refund any funds remaining in the reserve account after fourteen months from the termination date.

ix.     In  the event of any dispute regarding the number of calls received   in
any  billing  period,  the  CARRIER  shall  control.

G. Credit Checks: eCHARGE(TM) may, at its option, perform a credit check on all new or existing Merchants.


                           3.  OBLIGATIONS OF MERCHANT

A. Merchant Costs: Merchant is responsible for all costs and management related to the production, updating and promotion of all information used in its Program(s), and for expenses incurred to obtain order.

B. Disclosure: Merchant shall fully disclose the following in a clear and understandable manner in all internet, print, broadcast or telephone advertising and any announcements promoting Merchant's Program(s): (i) the charges for the Program(s) offering, (ii) any geographic time of day, or other limitations upon the availability of the Program(s) (iii) that Merchant is solely responsible for the content of all messages, products or services delivered and all representations made during contact with Callers; and (vi) any other information required by CARRIERs or regulators.

C. Endorsement: Merchant shall not indicate in its Program(s) or in any advertising or announcements promoting its Program(s) that the CARRIER or eCHARGE(TM) endorses the Program(s), or Merchant's products or services offered through the Program(s), in any way.

D. Content Notification: Merchant will provide eCHARGE(TM) the web address and a complete and accurate written description of is Program describing the products and/or services comprising each Program and an outline of the advertising of the Program, prior to the commencement of each Program and will provide a new written description of the Program in the event of any changes in such Program or Advertising. Merchant understands that eCHARGE(TM) will not provide services for any Program that eCHARGE(TM), in its sole discretion, determines is objectionable or is advertised in an objectionable manner. Merchant acknowledges that it shall be solely responsible for (i) its Program(s); (ii) the Program content;; (iii) all representations made during the Program; (iv) the content and nature of all promotions and advertising; and (v) the quality of products and/or services covered by the Program(s).

E. Legal Compliance: Merchant warrants that its Program(s) will at all times comply in full with any and all requirements of federal, state and local laws, including but not limited to any gaming statutes or the solicitation of charitable or political contributions that apply to the Program(s).

F. Price Changes: In order for Merchant to charge the charge to Callers for a Program, Merchant must notify eCHARGE(TM) at least thirty (30) days, or the number of days notice required by the CARRIER if greater, in advance of the change.

G. Traffic Increases: Merchant is required to provide forty-eight (48) hours notice to eCHARGE(TM) before stimulating any Program inn a manner which might be expected to result insignificant traffic surges.

H. Caller Tax Responsibility: eCHARGE(TM) is not responsible for the determination, application, collection or remittance of any taxes due or which may become due with respect to fees charged to Callers for the Services.

I. Honor all transactions: (i) Merchant agrees to honor all transactions presented in connection with sales or service transactions via eCHARGE(TM) without discrimination, subject to the procedures set forth in this Agreement.
(ii) Merchant agrees to honor these transactions unconditionally and not to discriminate against a transaction in favor of a transaction completed with cash, check, credit card or other form of payment.

J. Fraudulent transactions: Merchant agrees not to create a transaction that Merchant knows or should have known to be fraudulent.

K. Performance: The access, merchandise or services described for sale by the Merchant must actually be delivered or performed immediately or in fully disclosed time frame otherwise specified to all users.

L. Cash advances: Merchant agrees not to engage in any transactions involving cash advances or extensions of credit for any purpose, unless specifically authorized in writing by eCHARGE(TM) to do so.

M. Uncollectible replacement: Merchant agrees not to encourage a transaction to replace uncollected funds from another payment method, such as to cover a returned check.

N. Privacy: Merchant agrees not to require personal information about the customer, such as the home or work address, telephone or driver's license number or Social Security number, as a condition of sale.

O. Customer Contact: Merchant agrees that eCHARGE(TM) may contract or directly communicate with any customer concerning any sale or transaction submitted to or through eCHARGE(TM).


                            4.  RETURNS AND EXCHANGES

A. Merchant agrees to establish and maintain a fair and uniform policy for the exchange and return of products or services sold.

B. Merchant agrees to give only non-cash credit, upon caller request for return, and not to refund cash unless otherwise provided for by the CARRIER.

C. All disputes involving the goods or services purchased via eCHARGE(TM) will be settled between the Merchant, the CARRIER and the caller. Merchant agrees to indemnify and hold eCHARGE(TM) harmless from any claim or liability relating to any such dispute.

D. Merchant agrees to provide eCHARGE(TM), upon demand, with any information, evidence, assignments or other assistance eCHARGE(TM) may need to help resolve any customer billing disputes regarding the nature, quality or performance of the goods or services, or in connection with any return or rejections of such goods and services.


            5.  WARRANTY, LIMITATION OF LIABILITY AND INDEMNIFICATION

A. No Warranty: eCHARGE(TM) MAKES NO WARRANTY, EXPRESSED OR IMPLIED, WITH RESPECT TO CALL VOLUMES OR TO THE QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR SUITABILITY OF CALLERS FOR CUSTOMER'S APPLICATION, PRODUCTS OR SERVICES.

B. Limitation of Liability: eCHARGE(TM)'S ENTIRE LIABILITY RESULTING FROM eCHARGE(TM)'S FAILURE TO PERFORM ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT SHALL BE CUSTOMER'S ACTUAL, DIRECT DAMAGES AS MIGHT BE PROVABLE IN A COURT OF LAW, BUT NOT TO EXCEED THE AMOUNT PAID TO eCHARGE(TM) BY CUSTOMER FOR SERVICES PURSUANT TO THIS AGREEMENT. IN NO EVENT SHALL eCHARGE(TM) BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, RELIANCE OR SPECIAL, EXEMPLLARY OR PUNITIVE DAMAGES OR FOR LOST PROFITS, SAVINGS OR REVENUES OF ANY KIND, WHETHER OR NOT eCHARGE(TM) HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE LIMITATIONS OF LIABILITY SET FORTH IN THIS SECTION 5 SHALL APPLY (i) REGARDLESS OF THE FORM OF CLAIM OR ACTION, AND (ii) WHETHER ORN OT DAMAGES WERE FORESEEABLE. IN NO EVENT SHALL eCHARGE(TM) BE LIABLE FOR: (i) ANY BILLING, COLLECTION, TECHNICAL, OR OTHER MISTAKES, ERRORS, OR OMISSIONS OF CARRIER; OR
(ii)  CLAIMS,  DEMANDS  OR  ACTIONS  AGAINST  CUSTOMER  BY  ANY  OTHER  PARTY.

C. Indemnification/Hold Harmless: Merchant shall indemnify and hold harmless eCHARGE(TM) , its agents, employees, officers and directors from and against any and all fines, penalties, losses, damages, injuries, claims, (including attorney's fees) or other liabilities arising out of or in connection with this Agreement or the performance of this Agreement and caused by the acts of omission, negligent or otherwise, of Merchant or a subcontractor employee or an agent of Merchant indicating but not limited to claims of third parties resulting from or in connection with the Merchant's products, services, messages or Program(s). Caller contracts, promotions and advertising disseminated, broadcast, furnished or supplied by Merchant or any employee or customer or any one of them or any claims for trademark or patent infringement or any claim for libel or slander or any failure of the Program(s) t comply with applicable law.

Non-payment of remittance: eCHARGE(TM) will not be liable for payment of any remittance or portion thereof which result from: (i) transactions that are ineligible, fraudulent or illegal, or that violate the rules of the CARRIER,
(ii) transactions the consumer claims to have been performed without their consent, (iii) transactions in which the Consumer disputes any liability because the merchandise or services were not received or were returned, rejected, or defection, or because you have failed to perform any obligation in connection which such merchandise or services.


                                 6.  TERMINATION

A. By eCHARGE(TM): eCHARGE(TM)" may terminate this Agreement seize any incoming funds and disconnect Merchant's Program immediately if: (i) Merchant fails to pay any charge when due; (ii) Merchant significantly changes the scope or focus of the program/application without the prior written consent of eCHARGE(TM) and the CARRIER (where required); (iii) breaches any part of this Agreement and such condition continues un-remedied for ten (10) days after receipt of written notice; (iv) your insolvency, bankruptcy, receivership, or dissolution; (v) your actual or attempted assignment of the Agreement or any of you duties under this Agreement to another party, except as specified in section 7(B) of this Agreement; (vi) your making gross misrepresentations to actual or prospective customer that have not been remedied within 30 days; (vii) your death or incapacity if you are a natural person; or (viii) if the Merchant terminates service due to (1)adverse affect of Merchant's Program on CARRIER's tariffed services, public image or goodwill, (2) a LEC's failure to provide necessary Billing Services at reasonable rates, or (3) receipt of complaints regarding Merchant messages, representations, promotions, advertising, products or services or if claims are made arising from them.


B. Effect of Termination: Upon termination by eCHARGE(TM), Merchant shall be liable for any applicable charges, including termination charges. In addition, eCHARGE(TM) may terminate this Agreement without cause with at least thirty (30) days prior written notice to Merchant specifying the exact date and time of such termination. Notwithstanding any Notice of Termination under Agreement, this Agreement shall remain effective with respect to any transaction occurring prior to such termination for a period of one year.

C. BY Merchant: If eCHARGE(TM) fails to perform or observe any material term or condition of this agreement and such failure continues un-remedied for thirty (30) days after receipt of written notice, Merchant may cancel this Agreement without liability for cancellation or termination charges.

D. Failure to Activate 900 or other Number Service(s): This Agreement will automatically terminate if Merchant does not activate the service within sixty
(60) days of original 900 or other number(s) assignment unless mutually extended in writing by both parties hereto.


                                7.  MISCELLANEOUS

A. Force Majeure: Neither party nor their respective affiliates, subsidiaries, or subcontractors shall have liability for delays or damages due to: fire, explosion, lightning, pest damage, power surges or failures, strikes or labor disputes, water, acts of God, the elements, war, civil disturbances, acts of civil or military authorities or the public enemy, inability to obtain parts or supplies or network access, transportation (acillities, fuel or energy shortages, acts or omissions of any common CARRIER or its Agent (including the local exchange companies), or other causes beyond a party's control whether or not similar to the foregoing.

B. Neither party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, eCHARGE(TM) may assign this Agreement, without consent to: (i) a subsidiary, affiliate, or parent company; (ii) any firm, corporation or entity which eCHARGE(TM) controls, is controlled by, or under common control with; (iii) any partnership in which eCHARGE(TM) has a majority interest; or (iv) to any entity which succeeds to all or substantially all of eCHARGE(TM) assets whether by merger, sale or otherwise.

C. Merchant Investigations: Merchant acknowledges and agrees that it is entering into the Agreement based upon its own independent decision and investigation.

D. Severability: If any portion of the Agreement is found to be invalid or unenforceable, the parties agree that the remaining portions shall remain in effect. The parties further agree that in the event such invalid or unenforceable portion is an essential part if this Agreement, they will immediately begin negotiations for a replacement.

E. Modification and Waiver: This Agreement shall not be modified, altered, changed or amended in any respect, except where initialed by both parties.

F. Notices: Any notice required by this Agreement will be effective and deemed delivered three (3) business days after posting with the United States Postal Service when mailed by certified mail, return receipt requested, properly addressed and with the correct postage, one (1) business day after pick-up by the courier service when sent by overnight courier, properly addressed and prepaid on one (1) business day after the date of the sender's electronic confirmation or receipt when sent by facsimile transmission. Notices will be sent to the address or FAX numbers set forth in this Agreement, unless either party notifies the other in writing of an address or FAX number change.

G. Limitation of Actions: Any legal action brought by Merchant against eCHARGE(TM) with respect to this Agreement must being within two years after the cause of action arises.

H. Governing Law/Versus Interpretation: This Agreement shall be governed by and construed in accordance with the laws of the State of Washington. Any litigation relative to this Agreement shall be litigated in the appropriate legal forum in Seattle, Washington, or the U.S. District Court for the District of Washington.


EXHIBIT  B

DESCRIPTION  OF  SERVICES
-------------------------

eCHARGE(TM)  will  provide  to  merchant  the  following  services:

1) Contracted billing and collection via the CARRIER as specified in the Merchant Services Agreement

2)     Transaction  processing  through  the  eCHARGE(TM)  Secure Billing System

3)     eCHARGE(TM)/Merchant  web  page  interface

4)     Known  Uncollectible/Recharge  Blocking

5)     Transaction  documentation

6)     Customer  support  services

                             ECHARGE(TM) CORPORATION
                           MERCHANT SERVICES AGREEMENT
                          Proprietary and Confidential

EXHIBIT  A

PRICES

For  Services  provided  for  in  this  agreement:

1) Merchant agrees to pay eCHARGE(TM) the following amounts upon execution of this agreement:

     (a)     Registration  Fee   $        50.00
     (b)     Security  Deposit:  $_____________
     (c)     Programming:        $_____________
     (d)     Interface:          $_____________

2)     Merchant  agrees  to  pay  eCHARGE(TM)  the  following  amounts  monthly:

     (a)     Fixed  Monthly  Service  Fee     $25.00

     This fee is refundable if the total transaction volume exceeds $500.00 per month.

3) Merchant agrees to pay eCHARGE(TM) the following amounts on a per transaction basis:

          1-499    transactions   9%  per  Transaction
          500-999  transactions   8.25%  per  Transaction
          1000+    transactions   7.50%  per  Transaction

4) Merchant acknowledges and understands that additional fees will be levied by eCHARGE(TM) to their customers according to the following schedule:

     For transactions        $10.00  or  less    $0.50 per transaction

     For transactions  from  $10.01  to  $35.00  $1.00 per transaction

     For transactions  from  $35.01  to  $50.00  $2.00 per transaction

Attached  to  and  made  part of that certain Merchant Services Agreement dated:

__________  _________  ____________
  Month        Day        Year



______________________________________     ____________________________________
Approved  by  Merchant                    Approved  by  eCHARGE(TM)

                             ECHARGE(TM) CORPORATION
                            AGENT SERVICES AGREEMENT
                          Proprietary and Confidential

This Agent Agreement (this "Agreement"), dated as of 07-29-98, is between eCHARGE(TM) Corporation, a Washington corporation (eCHARGE) and

Net  Taxi,  2165  S.  Bascom  Avenue,  Campbell,  CA  95009  ("Agent").

Whereas, eCHARGE(TM) is a financial transaction company specializing in Internet billing and collections and the Agent wishes to act as an agent for eCHARGE(TM) in the sale of the eCHARGE(TM) system to third parties,

Now,  therefore,  the  parties  agree  to  the  following:

1.     APPOINTMENT.     eCHARGE(TM)  hereby  appoints  the  Agent  as  its
non-exclusive agent to incorporate eCHARGE(TM) Billing System within Agents commerce products on the terms and conditions contained herein.

1.1 Agent will develop a modified version of its commerce products or technologies that will integrate the eCHARGE(TM) Billing System. The development will result in a version of the product that can be offered as optional functionality for Merchants or end-users who can install the eCHARGE(TM) Billing option in an intuitive and/or prompted manner.

1.2 Upon completion of the development of the modified product, Agent will produce a demonstration, either scripted and live, or self-running, that illustrates the functionality and interoperation of the product incorporating the eCHARGE(TM) System.

1.3 Agent shall designate a contact who is knowledgeable about the functionality and interoperation of its products with the eCHARGE(TM) Billing System and who is accessible to respond to inquiries.


2.     ORDERS.

2.1 Agent will submit orders from potential eCHARGE(TM) Merchant customers to eCHARGE(TM) at its address or fax number set forth on the signature page hereof, on completed order forms provided by eCHARGE(TM), eCHARGE(TM) may change order submission procedures and forms at any time upon reasonable written notice.

2.2 All orders are subject to the final approval of eCHARGE(TM) and its telephone carrier(s), and either eCHARGE(TM) or any carrier may reject any order in its sole discretion.

2.3 Agent acknowledges that eCHARGE(TM) shall be under no obligation to provide any services to any customer (including without limitation Agent, in the event that Agent wishes to become a customer of eCHARGE(TM)) until such customer has executed eCHARGE(TM)'s standard forms of Master Agreement and Merchant Services Agreement, or some variation thereof which is satisfactory to eCHARGE(TM).


3.  COMMISSIONS.

3.1 Subject to Section 3.3, during the term of this Agreement and for a period of one year after the expiration or termination hereof, eCHARGE(TM) will pay Agent commissions on the accounts of eCHARGE(TM) customers introduced to eCHARGE(TM) by Agent in accordance with the Agent Fee Schedule set forth in Exhibit A. Such fees may be revised annually by eCHARGE(TM) upon written notice to the Agent, provided that in no event may they be reduced more than 10% without Agent's prior written consent.

3.2 Commissions shall be paid on the fifteenth day of each month for all transactions occurring during the previous calendar month. In the event that any amount payable to Agent is not paid within 30 days of is due date, then interest at the rate of 10% per annum (or such lesser amount as constitutes the maximum rate allowed by law) will accrue on the unpaid amount until it is paid.

3.3 eCHARGE(TM) may cease to pay commissions to Agent in the event that Agent violates its covenant set forth in section 4.


4. NON-COMPETITION. During the term of, or during the one year period after the expiration or termination of, this Agreement, Agent shall not contact any of the eCHARGE(TM) customers procured pursuant hereto for the purpose of inducing them to switch to another provider of Internet billing services.

5. TRADE NAMES AND MARKS. eCHARGE(TM) grants Agent a limited license to use its name and federally registered marks only in connection with obtaining orders under this Agreement. This limited license will terminate upon the earlier of
(a) the expiration or termination of this Agreement and (b) eCHARGE(TM)'s giving Agent written notice to stop using its trade names and service marks.

6.     TERMS  AND  TERMINATION.

6.1 The Term of this Agreement shall be for a period of one year from the date hereof. Thereafter, it will continue on a month-to-month basis until it is terminated by either party upon at least thirty days prior written notice to the other party or by eCHARGE(TM) in accordance with Section 6.2 below.

6.2 eCHARGE(TM) may terminate this Agreement upon written notice to Agent in the event that Agent violates the covenant set forth in Section 4.


7. INDEPENDENT CONTRACTOR. The Agent is an independent contractor hereunder. This Agreement does not create any partnership or agency relationship between the parties, and neither party will have the right, nor will it attempt, to bind, act for, or otherwise make representations on behalf of the other party, unless expressly agreed to in a writing signed by the parties.


8. eCHARGE(TM) will allocate a Marketing Flex Fund in the amount of Thirty Thousand Dollars ($30,000) to Agent upon the signing of the Agent Agreement. The fund can be used for mutually agreed upon payments or credits in the following manner:

-     Buy  down  of  Transaction  charges  for  Merchants
- Purchase of Banner Advertising on and/or of the placement of the eCHARGE(TM) logo on the front page of Agent web site for a period of at least six months or purchase Co-op Advertising in Trade Magazines.
- Payment for a third party software Integration technical team to accelerate the implementation of the eCHARGE(TM) billing option.
- Joint promotional programs such as Trade Shows, Seminars, International Marketing programs or other items as jointly agreed upon between Agent and eCHARGE(TM) .
- This agreement must be signed and returned to eCHARGE(TM) before July 28, 1998 to take advantage of the Marketing Flex Fund.
- Upon execution of this Agreement, eCHARGE(TM) agrees to allocate $30,000 to advertising on the nettaxi.com website. Payments of the $30,000 will be as follows:
a.          first installment  of $10,000 upon signing will be paid to Nettaxi.
b. balance of $20,000 paid out over next four months, as monthly installments of $5,000 each.

9.     MISCELLANEOUS

9.1 eCHARGE(TM) reserves the right to review and approve all marketing programs designed to promote eCHARGE(TM) or the Agent's relationship with eCHARGE(TM) .

9.2 Agent agrees to prominently display the eCHARGE(TM) logo on its site, and to provide eCHARGE(TM) with a banner ad on their home page.

9.3 No failure of any party to exercise any right or remedy hereunder shall constitute a waiver of such or any other right or remedy on any subsequent occasion.

9.4 This Agreement inures to the benefit of and binds the parties and their successors and assigns.

9.5 This Agreement may be amended only by an instrument in writing signed by both parties.

9.6     If  any  provision  hereof is determined to be invalid or unenforceable, such  provision  shall  be  deemed  to  be  severably from the remainder of this
Agreement and shall not cause the invalidity or unenforceability of the remainder of this Agreement.

9.7 This Agreement contains the entire understanding between the parties concerning the subject matter hereof.


10. NOTICES. All notices delivered pursuant to the provisions hereof shall be deemed delivered when (a) actually delivered by hand, (b) ten days after being sent postage prepaid by United States first class mail, postage prepaid,
(c) or two days after being sent via a nationally recognized courier service, or
(d) one day after being sent by facsimile, to the recipient's address or facsimile number set forth on the signature page hereof, or to such other address or facsimile number of which the recipient last shall have notified the other party in writing.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to sign this Agreement as of the date first above written.

eCHARGE(TM)  Corporation               AGENT


______________________________     _________________________________
Authorized  Signature               Authorized  Signature


______________________________     _________________________________
Title                              Title


______________________________     _________________________________
Date                                   Date

EXHIBIT  A  -  AGENT  FEE  SCHEDULE


MERCHANT  FEES  (PAID  BY  MERCHANT)
------------------------------------

                                        PRICING  SCHEDULE

                                  AGENT         AGENT          ECHARGE
                                 CHARGES       RECEIVES        RECEIVES

1)   REGISTRATION  FEE           $50.00       $35.00            $15.00
2)   MONTHLY  RECURRING  (IF
     UNDER  $500  PER  CYCLE)    $25.00       $ 5.00            $20.00


3)   BILLING  FEE  (PERCENT  OF
     GROSS  TRANSACTIONS)
     0-500     TRANSACTIONS  PER  MONTH              9%
     501-1000                                     8.25%
     1001+                                        7.50%

CONSUMER  FEES  (PAID  BY  CONSUMER)
------------------------------------

TRANSACTION  VALUE                       PRICING  SCHEDULE

SECURE  TRANSACTION  FEES                     AGENT          ECHARGE
(0-10000  TRANSACTIONS)          FEE         RECEIVES       RECEIVES

             $0-$10           $0.50          $0.10          $0.40
             $10.01-35        $1.00          $0.15          $0.85
             $35.01-          $2.00          $0.20          $1.80

SECURE  TRANSACTION  FEES
(10001-20000  TRANSACTIONS)

             $0-$10           $0.50          $0.11          $0.39
             $10.01-35        $1.00          $0.16          $0.84
             $35.01-          $2.00          $0.22          $1.78

SECURE  TRANSACTION  FEES
(20001+  TRANSACTIONS)

             $0-$10           $0.50          $0.12          $0.38
             $10.01-35        $1.00          $0.17          $0.83
             $35.01-          $2.00          $0.24          $1.75